UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2019

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 19, 2019, FuelCell Energy, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its June 2, 2019 engagement letter with Huron Consulting Services LLC (“Huron”), pursuant to which Huron has been providing and will continue to provide services related to the Company’s restructuring and contingency planning initiatives (as disclosed in the Current Report on Form 8-K filed by the Company on June 5, 2019).  Under the Amendment, the Chief Restructuring Officer (Laura Marcero) and Deputy Chief Restructuring Officer (Lee Sweigart) appointed pursuant to the engagement letter will report to both the Chief Executive Officer and the Board of Directors of the Company. The Amendment will be effective as of August 26, 2019, the effective date of the appointment of the Company’s new President and Chief Executive Officer (as discussed in greater detail under Item 5.02 of this Current Report on Form 8-K). Beginning on August 26, 2019, the responsibility for directing the Company’s management team will transition from the Chief Restructuring Officer and Deputy Chief Restructuring Officer to the Chief Executive Officer.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2019, the Board of Directors (the “Board”) of the Company appointed Jason B. Few as the Company’s President and Chief Executive Officer, effective as of August 26, 2019 (the “Effective Date”). Mr. Few will also continue to serve as a director of the Company following the Effective Date.

Beginning on the Effective Date, Mr. Few, in his capacity as President, will assume the responsibilities previously undertaken by Jennifer D. Arasimowicz in her role as Interim President of the Company and, accordingly, her term and service as Interim President will cease as of the Effective Date. Ms. Arasimowicz will remain in her role as General Counsel, Corporate Secretary, Executive Vice President, and Chief Commercial Officer.

Mr. Few, age 53, has served as a director of the Company since 2018. Prior to his appointment as the President and Chief Executive Officer of the Company, Mr. Few served as President of Sustayn Analytics LLC, a cloud-based software waste and recycling optimization company, since 2018, and as the Founder and Senior Managing Partner of BJF Partners, LLC, a privately held strategic transformation consulting firm, since 2016. Mr. Few has over 30 years of experience increasing enterprise value for Global Fortune 500 and privately-held technology, telecommunication, and energy firms. He has overseen transformational opportunities across the technology and industrial energy sectors, in roles including Founder and Senior Managing Partner of BJF Partners, LLC; President and Chief Executive Officer of Continuum Energy, an energy products and services company, from 2013 to 2016; various roles including Executive Vice President and Chief Customer Officer of NRG Energy, Inc., an integrated energy company, from 2011 to 2012; and from 2008 to 2009, Vice President, Smart Energy, and from 2009 to 2012, President of Reliant Energy, a retail electricity provider. Mr. Few also has served as a Senior Advisor to Verve Industrial Protection, an industrial cybersecurity software company, since 2016. Mr. Few was elected to the board of directors of Marathon Oil Corporation, a publicly traded exploration and production company based in Houston, Texas, effective April 1, 2019. Mr. Few is active in his community, serving on the boards of Memorial Hermann Healthcare System, the American Heart Association, and the St. John’s School Endowment Investment Committee. He earned a bachelor’s degree in computer systems in business from Ohio University. He received an MBA from Northwestern University’s J.L. Kellogg Graduate School of Management.

In connection with Mr. Few’s appointment as the President and Chief Executive Officer, on August 19, 2019, the Company entered into an employment agreement with Mr. Few (the “Employment Agreement”), which is effective as of the Effective Date. The Employment Agreement provides that Mr. Few will receive a base salary of $475,000 per year, subject to periodic review and potential adjustment by the Compensation Committee of the Board (the “Committee”) and, beginning with the Company’s fiscal year 2020, he will be eligible to participate in the Company’s annual cash incentive plans and programs that are generally provided to the senior executives of the Company, with a target bonus equal to no less than 90% of base salary. For the portion of the Company’s 2019 fiscal year following the Effective Date, Mr. Few will be eligible to receive a pro rata portion of the target bonus amount (based on the number of days that he is employed during the fiscal year) to the extent the three milestone goals the Company’s other executive officers are required to achieve to receive the cash incentive awards pursuant to the letter agreements entered into in July 2019 (as described in the Current Report on Form 8-K filed by the Company on July 24, 2019) are achieved, as determined by the Committee.

Mr. Few will also receive a signing bonus of $500,000, 50% of which will be paid immediately and 50% of which will be paid in 2020, subject to and following the Board’s approval of a business plan for the Company’s fiscal year 2020. The signing bonus is subject to repayment, on a pro-rated basis, if, within 18 months after the Effective Date, the Company terminates Mr. Few’s employment for “cause” (as defined in the Employment Agreement), or Mr. Few terminates his employment other than for “good reason” (as defined in the Employment Agreement) or other than on account of his death or disability.

Under the Employment Agreement, Mr. Few will receive an award of 500,000 restricted stock units (the “Initial RSU Award”), contingent on stockholder approval of a sufficient number of additional shares under the FuelCell Energy, Inc. 2018 Omnibus Incentive Plan (the “Plan”). The Initial RSU Award will vest on the third anniversary of the Effective Date if Mr. Few remains employed through the vesting date, or if the Company earlier terminates his employment without cause or Mr. Few terminates his employment for good reason. Mr. Few will be eligible to receive additional restricted stock units under the Initial RSU Award if, during the 30 days prior to the vesting date, the weighted average price of the Company’s common stock exceeds $1.00. The number of additional restricted stock units will range from zero for a weighted average price of $1.00 to a maximum of 500,000 units for a weighted average price of $6.00, with linear interpolation for stock prices between $1.00 and $6.00.

If the Company’s stockholders do not approve sufficient additional shares under the Plan to settle the Initial RSU Award, then the Initial RSU Award will be null and void and the Company will grant to Mr. Few a cash-settled award of restricted stock units (the “Cash-Settled RSU Award”) with similar terms to the Initial RSU Award except that such award will be settled in cash rather than shares and will be subject to a cap on the amount payable by the Company of $10,000,000.

Mr. Few will be eligible to participate in such long-term incentive plans or programs of the Company as are generally provided to the senior executives of the Company beginning with the Company’s fiscal year 2020.

In recognition of Mr. Few’s agreement to relocate to the Danbury, Connecticut area, the Company will pay Mr. Few a lump sum cash payment in the gross amount of $200,000 within 30 days following his relocation, provided that such relocation occurs by the first anniversary of the Effective Date and that Mr. Few is employed by the Company on the date of such payment. A pro-rata portion of such amount will be subject to repayment if Mr. Few resigns without good reason or his employment is terminated by the Company for cause before the first anniversary following such relocation.

In recognition of Mr. Few’s agreement to commute until he is able to relocate, the Company will also pay Mr. Few the gross amount of $13,000 per month through the first anniversary of the Effective Date or until the earlier date of his relocation. The Company will also provide him with an apartment in Danbury, Connecticut through such date.

Mr. Few will be eligible for 5 weeks of vacation annually and to participate in the Company’s other employee benefit plans in accordance with the terms of such plans and be reimbursed for other reasonable fees and expenses, including business expenses, specified organization membership fees of up to $10,000 annually and tax preparation and planning fees of up to $10,000 annually. The Company will also pay, or reimburse Mr. Few, for the reasonable attorney’s fees incurred by Mr. Few to negotiate the Employment Agreement, up to a maximum of $25,000.

In addition, if Mr. Few is subject to an eligibility waiting period under the Company’s medical plan, then the Company will reimburse Mr. Few for any COBRA group health plan continuation coverage premium costs that he actually incurs during such waiting period.

The Employment Agreement also provides for payments upon termination of Mr. Few’s employment under specified circumstances. In general, Mr. Few will be entitled to accrued but unpaid benefits upon any termination of employment. In addition, if the Company terminates Mr. Few’s employment without cause or Mr. Few terminates employment for “good reason” (as defined in the Employment Agreement with respect to a termination other than in connection with a “change of control”), in each case, other than during the 3 months prior to, or the 18 months following, a “change of control” (as defined in the Employment Agreement), he will be entitled to receive severance equal to (i) the sum of his annual base salary plus his target annual cash bonus for the year of termination, plus (ii) a pro-rated portion of his annual cash bonus for the year of termination (paid based on actual performance). Upon such a termination, Mr. Few will also receive accelerated vesting of all outstanding equity awards (other than unearned performance awards, which will be forfeited to the extent not earned), reimbursement of reasonable relocation expenses back to Houston, Texas or another city, provided that the expenses will not exceed the cost of a relocation to Houston, Texas, and subject to a maximum of $200,000, and continued coverage under the Company’s group health and dental insurance plans for 12 months following his termination.

In the event that Mr. Few’s employment is terminated within 3 months prior to, or 18 months following, a change of control by the Company without cause or by Mr. Few for good reason (as defined in the Employment Agreement with respect to a termination in connection with a change of control), he will be entitled to receive severance equal to (i) two times the sum of his annual base salary plus his target annual cash bonus for the year of termination, plus (ii) a pro-rated portion of his annual cash bonus for the year of termination (paid based on actual performance). Upon such a termination, Mr. Few will also receive accelerated vesting of all outstanding equity awards (with any performance awards being deemed earned at target), reimbursement of reasonable relocation expenses back to Houston, Texas or another city, provided that the expenses will not exceed the cost of a relocation to Houston, Texas, and subject to a maximum of $200,000, and continued coverage under the Company’s group health and dental insurance plans for 24 months following his termination.

To receive the foregoing severance benefits, Mr. Few will be required to provide a release of claims.

The Employment Agreement includes customary restrictive covenants, including confidentiality obligations and non-solicitation and non-competition provisions extending until two years following termination of employment. The Employment Agreement also provides that all compensation and benefits provided for in the agreement are subject to applicable withholding for taxes (federal, state, and local) and any other proper deductions, and that the Company is not obligated to make any gross-up or make-whole payments relating to taxes or withholdings on amounts or benefits received by Mr. Few.

The foregoing summary of the Employment Agreement is not a complete description and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

A copy of the news release related to Mr. Few’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment to Engagement Letter, dated August 19, 2019 and effective as of August 26, 2019, between FuelCell Energy, Inc. and Huron Consulting Services LLC.

10.2	Employment Agreement, effective as of August 26, 2019, by and between FuelCell Energy, Inc. and Jason B. Few.

99.1	Press Release of FuelCell Energy, Inc. dated August 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: August 20, 2019	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer and Treasurer